Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact:	William P. Hornby, CPA
whornby@centurybank.com

Phone:	781-393-4630

Fax:	781-393-4071

CENTURY BANCORP, INC. ANNOUNCES RECORD EARNINGS OF $36.2 MM FOR 2018, CORE

EARNINGS UP 17.8%; ASSET GROWTH TO RECORD $5.2 BB; REGULAR DIVIDEND DECLARED

Medford, MA, January 15, 2019 — Century Bancorp, Inc. (NASDAQ:CNBKA) (www.centurybank.com) (“the Company”) today announced net income of $36.2 million for the year ended December 31, 2018, or $6.50 per Class A share diluted, an increase of 62.4% compared to net income of $22.3 million, or $4.01 per Class A share diluted, for the same period a year ago. The Company’s core earnings(1) increased by $5.5 million or 17.8% from $30.7 million in 2017 to a record $36.2 million in 2018.

On December 22, 2017, the Tax Cuts and Jobs Act (the “Tax Act”) was enacted, which lowered the Company’s federal tax rate from 34% to 21%. As a result of the rate reduction, the Company recorded a reduction in the value of its net deferred tax asset resulting in a charge of $8.4 million to 2017 income tax expense. This $8.4 million charge is excluded from core earnings.

Total assets increased 7.9% from $4.79 billion at December 31, 2017 to $5.16 billion at December 31, 2018. For the quarter ended December 31, 2018, net income totaled $9.9 million or $1.78 per Class A share diluted, compared to $25,000, or $0.00 per Class A share diluted, for the same period a year ago.

Net interest income totaled $92.6 million for the year ended December 31, 2018 compared to $85.6 million for the same period in 2017. The 8.1% increase in net interest income for the period is primarily due to an increase in average earning assets. The net interest margin decreased from 2.25% on a fully taxable equivalent basis in 2017 to 2.18% for the same period in 2018. This was primarily the result of a decrease in the federal corporate tax rate from 34% to 21% as well as lower prepayment penalties collected during 2018. The decrease in the tax rate results in a lower tax equivalent yield on tax-exempt assets. The average balances of earning assets increased by 5.1% combined with an average yield increase of 0.26%, resulting in an increase in interest income of $23.6 million. The average balance of interest bearing liabilities increased 3.7% combined with an average yield increase of 0.41%, resulting in an increase in interest expense of $16.7 million.

-more-

The provision for loan losses decreased by $440,000 from $1,790,000 for the year ended December 31, 2017 to $1,350,000 for the same period in 2018, primarily as a result of net recoveries of $938,000 offset by changes in qualitative factors.

The Company’s effective tax rate decreased from 32.9% for 2017 to 4.2% for the same period in 2018. This was primarily as a result of a reduction in the value of its net deferred tax asset resulting in a charge of $8.4 million to 2017 income tax expense as a result of the Tax Act as previously discussed. Also, the federal tax rate decreased from 34% to 21% as a result of the Tax Act, offset somewhat by an increase in taxable income.

At December 31, 2018, total equity was $300.4 million compared to $260.3 million at December 31, 2017. The Company’s equity increased primarily as a result of earnings, offset somewhat by dividends paid.

The Company’s leverage ratio stood at 6.91% at December 31, 2018, compared to 6.78% at December 31, 2017. The increase in the leverage ratio was due to an increase in stockholders’ equity, offset somewhat by an increase in quarterly average assets. Book value as of December 31, 2018 was $53.96 per share compared to $46.75 at December 31, 2017.

The Company’s allowance for loan losses was $28.5 million or 1.25% of loans outstanding at December 31, 2018, compared to $26.3 million or 1.21% of loans outstanding at December 31, 2017. The ratio of the allowance for loan losses to loans outstanding has increased, primarily as a result of changes in qualitative factors related to general economic factors pertaining to certain industries. Non-performing assets totaled $3.5 million at December 31, 2018, compared to $1.7 million at December 31, 2017. Nonperforming assets increased mainly as a result of one residential real estate property classified as other real estate owned.

The Company’s Board of Directors voted a regular quarterly dividend of 12.00 cents ($0.12) per share on the Company’s Class A common stock, and 6.00 cents ($0.06) per share on the Company’s Class B common stock. The dividends were declared payable February 15, 2019 to stockholders of record on February 1, 2019.

The Company, through its subsidiary bank, Century Bank and Trust Company, a state chartered full service commercial bank, operating twenty-seven full-service branches in the Greater Boston area, offers a full range of Business, Personal and Institutional Services.

Century Bank and Trust Company is a member of the FDIC and is an Equal Housing Lender.

This press release contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company. Actual results may differ from those contemplated by these statements. The Company wishes to caution readers not to place undue reliance on any forward-looking statements. The Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise.

Century Bancorp, Inc. and Subsidiaries

Consolidated Comparative Statements of Condition (unaudited)

(in thousands)

Assets	December 31, 2018	December 31, 2017
Cash and Due From Banks	$89,540	$77,199
Federal Funds Sold and Interest-bearing Deposits In Other Banks	252,963	279,231
Securities Available-for-Sale (AFS)	338,327	397,475
Securities Held-to-Maturity	2,046,647	1,701,233
Federal Home Loan Bank of Boston stock, at cost	17,974	21,779

Loans:
Commercial & Industrial	761,775	763,807
Municipal	97,140	106,599
Construction & Land Development	13,628	18,931
Commercial Real Estate	750,362	732,491
Residential Real Estate	348,250	287,731
Consumer and Other	22,083	19,040
Home Equity	292,340	247,345

Total Loans	2,285,578	2,175,944
Less: Allowance for Loan Losses	28,543	26,255

Net Loans	2,257,035	2,149,689
Bank Premises and Equipment, net	23,921	23,527
Accrued Interest Receivable	14,406	11,179
Goodwill	2,714	2,714
Other Assets	120,408	121,546

Total Assets	$5,163,935	$4,785,572

Liabilities
Demand Deposits	$813,478	$736,020
Interest Bearing Deposits:
Savings and NOW Deposits	1,707,019	1,367,358
Money Market Accounts	1,325,888	1,188,228
Time Deposits	560,579	625,361

Total Interest Bearing Deposits	3,593,486	3,180,947

Total Deposits	4,406,964	3,916,967
Borrowed Funds:
Securities Sold Under Agreements to Repurchase	154,240	158,990
Other Borrowed Funds	202,378	347,778

Total Borrowed Funds	356,618	506,768
Other Liabilities	63,831	65,457
Subordinated Debentures	36,083	36,083

Total Liabilities	4,863,496	4,525,275
Total Stockholders' Equity	300,439	260,297

Total Liabilities & Stockholders' Equity	$5,163,935	$4,785,572

Century Bancorp, Inc. and Subsidiaries

Consolidated Comparative Statements of Income (unaudited)

For the quarter and year ended December 31, 2018 and 2017

(in thousands)

	Quarter ended December 31,		Year ended December 31,
	2018	2017	2018	2017
Interest Income:
Loans	$20,938	$17,345	$78,551	$66,013
Securities Held-to-Maturity	12,626	9,542	45,556	38,348
Securities Available-for-Sale	2,630	1,835	9,451	6,978
Federal Funds Sold and Interest-bearing Deposits In Other Banks	1,259	748	3,498	2,097

Total Interest Income	37,453	29,470	137,056	113,436
Interest Expense:
Savings and NOW Deposits	3,979	1,842	11,757	6,296
Money Market Accounts	4,883	1,723	13,922	5,626
Time Deposits	2,743	2,271	10,208	7,919
Securities Sold Under Agreements to Repurchase	319	144	976	496
Other Borrowed Funds and Subordinated Debentures	1,824	1,788	7,617	7,483

Total Interest Expense	13,748	7,768	44,480	27,820

Net Interest Income	23,705	21,702	92,576	85,616
Provision For Loan Losses	450	450	1,350	1,790

Net Interest Income After Provision for Loan Losses	23,255	21,252	91,226	83,826
Other Operating Income
Service Charges on Deposit Accounts	2,292	2,407	8,560	8,586
Lockbox Fees	970	923	3,274	3,290
Net Gain on Sales of Loans	—	—	—	370
Net Gain on Sales of Securities	—	—	302	47
Other Income	902	1,080	4,112	4,259

Total Other Operating Income	4,164	4,410	16,248	16,552
Operating Expenses
Salaries and Employee Benefits	10,379	9,420	42,710	40,517
Occupancy	1,513	1,477	6,092	6,140
Equipment	777	647	3,132	2,892
FDIC Assessment	361	363	1,471	1,581
Other	4,155	4,085	16,288	15,989

Total Operating Expenses	17,185	15,992	69,693	67,119

Income Before Income Taxes	10,234	9,670	37,781	33,259
Income Tax Expense	309	9,645	1,568	10,958

Net Income	$9,925	$25	$36,213	$22,301

Century Bancorp, Inc. and Subsidiaries

Consolidated Year-to-Date Average Comparative Statements of Condition (unaudited)

(in thousands)

Assets	December 31, 2018	December 31, 2017
Cash and Due From Banks	$71,943	$72,455
Federal Funds Sold and Interest-Bearing Deposits in Other Banks	183,903	189,193
Securities Available-For-Sale (AFS)	400,098	461,635
Securities Held-to-Maturity (HTM)	1,854,328	1,725,280
Total Loans	2,222,946	2,059,797
Less: Allowance for Loan Losses	27,531	25,329

Net Loans	2,195,415	2,034,468
Unrealized (Loss)Gain on Securities AFS and HTM Transfers	(4,017)	(6,394)
Bank Premises and Equipment	23,642	23,504
Accrued Interest Receivable	12,014	10,300
Goodwill	2,714	2,714
Other Assets	122,948	119,049

Total Assets	$4,862,988	$4,632,204

Liabilities
Demand Deposits	$753,604	$687,853
Interest Bearing Deposits:
Savings and NOW Deposits	1,514,259	1,457,872
Money Market Accounts	1,230,010	1,105,071
Time Deposits	577,975	566,941

Total Interest Bearing Deposits	3,322,244	3,129,884

Total Deposits	4,075,848	3,817,737
Borrowed Funds:
Securities Sold Under Agreements to Repurchase	147,944	189,684
Other Borrowed Funds	255,591	273,019

Total Borrowed Funds	403,535	462,703
Other Liabilities	70,020	60,925
Subordinated Debentures	36,083	36,083

Total Liabilities	4,585,486	4,377,448
Total Stockholders' Equity	277,502	254,756

Total Liabilities & Stockholders' Equity	$4,862,988	$4,632,204

Total Average Earning Assets—QTD	$4,840,923	$4,441,053

Total Average Earning Assets—YTD	$4,661,275	$4,435,905

Century Bancorp, Inc. and Subsidiaries

Consolidated Selected Key Financial Information (unaudited)

(in thousands, except share data)

	December 31, 2018	December 31, 2017
Performance Measures:
Earnings per average Class A share, diluted, quarter	$1.78	$0.00
Earnings per average Class A share, diluted, year	$6.50	$4.01
Return on average assets, year	0.74%	0.48%
Return on average stockholders' equity, year	13.05%	8.75%
Net interest margin (taxable equivalent), quarter	2.13%	2.26%
Net interest margin (taxable equivalent), year	2.18%	2.25%
Efficiency ratio, year — Non-GAAP (1)	59.2%	57.8%
Book value per share	$53.96	$46.75
Tangible book value per share — Non-GAAP (1)	$53.47	$46.26
Capital / assets	5.82%	5.44%
Tangible capital / tangible assets — Non-GAAP (1)	5.77%	5.39%
Common Share Data:
Average Class A shares outstanding, diluted, quarter and year	5,567,909	5,567,909
Shares outstanding Class A	3,608,329	3,605,829
Shares outstanding Class B	1,959,580	1,962,080

Total shares outstanding at period end	5,567,909	5,567,909

Asset Quality and Other Data:
Allowance for loan losses / loans	1.25%	1.21%
Nonaccrual loans	$1,313	$1,684
Nonperforming assets	$3,538	$1,684
Loans 90 days past due and still accruing	$—	$—
Accruing troubled debt restructures	$2,559	$2,749
Net charge-offs (recoveries), year	$(938)	$(59)
Leverage ratio	6.91%	6.78%
Common equity tier 1 risk weighted capital ratio	11.32%	10.71%
Tier 1 risk weighted capital ratio	12.59%	12.05%
Total risk weighted capital ratio	13.62%	13.05%
Total risk weighted assets	$2,771,129	$2,613,116

(1) Non-GAAP Financial Measures are reconciled in the following tables:

Calculation of Efficiency ratio:
Total operating expenses (numerator)	$69,693	$67,119

Net interest income	$92,576	$85,616
Total other operating income	16,248	16,552
Tax equivalent adjustment	8,853	13,979

Total income (denominator)	$117,677	$116,147

Efficiency ratio, year — Non-GAAP	59.2%	57.8%

Calculation of tangible book value per share:
Total stockholders' equity	$300,439	$260,297
Less: goodwill	2,714	2,714

Tangible stockholders' equity (numerator)	$297,725	$257,583

Total shares outstanding at period end (denominator)	5,567,909	5,567,909
Tangible book value per share — Non-GAAP	$53.47	$46.26

Book value per share — GAAP	$53.96	$46.75

Calculation of tangible capital / tangible assets:
Total stockholders' equity	$300,439	$260,297
Less: goodwill	2,714	2,714

Tangible stockholders' equity (numerator)	$297,725	$257,583

Total assets	$5,163,935	$4,785,572
Less: goodwill	2,714	2,714

Tangible assets (denominator)	$5,161,221	$4,782,858

Tangible capital / tangible assets — Non-GAAP	5.77%	5.39%

Capital / assets — GAAP	5.82%	5.44%

Calculation of core earnings:
Net income	$36,213	$22,301
Add: deferred tax remeasurement charge	—	8,448

Core earnings	$36,213	$30,749